Exhibit 10.9
AMENDED AND RESTATED INDEMNITY AGREEMENT
THIS AGREEMENT is made as of [ ], 201 by and between FEI Company, an Oregon corporation (Company), and [ ] (Indemnitee), a [director] [executive officer] of the Company and amends and restates in its entirety the Indemnity Agreement dated as of [ ] between the Company and Indemnitee (the “Prior Indemnity Agreement”).
RECITALS
A.    It is essential to the Company to retain and attract as directors and executive officers the most capable persons available.
B.    The increase in corporate litigation subjects directors and executive officers to expensive litigation risks at the same time that the availability and coverage of directors’ and officers’ liability insurance has been reduced.
C.    It is now and always has been the express policy of the Company to indemnify its directors and executive officers to provide them with the maximum possible protection permitted by law.
D.    The Articles of Incorporation of the Company require indemnification of the directors and executive officers of the Company to the fullest extent permitted by the Oregon Business Corporation Act (Act). The Act expressly provides that the indemnification provisions set forth in the Act are not exclusive and thereby contemplates that contracts may be entered into between the Company and members of the board of directors with respect to indemnification.
E.    The Company and Indemnitee have agreed to amend and restate the Prior Indemnity Agreement as set forth in this Agreement to conform to recent changes in relevant law, to clarify certain obligations of the Company and to provide additional protections to Indemnitee.
NOW, THEREFORE, the Company and Indemnitee agree as follows:
1.Services to the Company. Indemnitee agrees to serve or continue to serve as a director or executive officer of the Company.
2.Definitions. As used in this Agreement:
(a)The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, by reason of (or arising in part out of) any event or occurrence related to (i) the fact that Indemnitee is or was a director or officer of the Company or any subsidiary of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company or any subsidiary of the Company, or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
(b)The term “Expenses” includes, without limitation, any and all expenses (including attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, expenses and obligations) incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in a Proceeding; Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent; any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement; and any expenses of establishing a right to indemnification under Section 11 of this Agreement, but shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(c)References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; reference to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the best interest of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
3.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding or any claim, issue or matter therein, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.
4.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of Company to procure a judgment in its favor against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of the Proceeding or any claim, issue or matter therein, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.
5.Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify Indemnitee against all Expenses incurred in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter.
6.Additional Indemnification.
(a)Notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding or any claim, issue or matter therein.
(b)For purposes of Sections 6(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
(i)to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act, and
(ii)to the fullest extent authorized or permitted by any amendments to or replace-ments of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
7.Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
(a)for which payment has actually been made to or on behalf of Indemnitee under any insurance policy maintained by the Company or its Board of Directors, as such, or other indemnity granted by the Company, except with respect to any excess beyond the amount paid under any such insurance policy or indemnity;
(b)for any transaction from which Indemnitee shall have been finally adjudged by a court to have derived an improper personal benefit;
(c)for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;
(d)for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); or
(e)in connection with any Proceeding (or part of any Proceeding) initiated by Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Company is expressly required by law to make the indemnification, (ii) the Proceeding was authorized by the Board of Directors of the Company, (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) Indemnitee initiated the Proceeding pursuant to Section 11 of this Agreement and Indemnitee is successful in whole or in part in the Proceeding.
8.Advances of Expenses. The Company shall pay the expenses incurred by Indemnitee in any Proceeding in advance at the written request of Indemnitee, if Indemnitee:
(a)furnishes the Company a written affirmation of Indemnitee’s good faith belief that Indemnitee is entitled to be indemnified by the Company under this Agreement; and
(b)furnishes the Company a written undertaking to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.
9.Notice/Cooperation and Defense of Claim. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown in Section 17 of this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.
With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement:
(a)The Company will be entitled to participate in the Proceeding at its own expense.
(b)Except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Company of its assumption of the defense, unless (i) Indemnitee reasonably concludes that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding or (ii) the Company does not use legal counsel to assume the defense of such Proceeding. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (i) above.
(c)If two or more persons who may be entitled to indemnification from the Company, including Indemnitee, are parties to any Proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.
(d)The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. Indemnitee shall permit the Company to settle any Proceeding the defense of which it assumes, except that the Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.
10.Procedure Upon Application for Indemnification.
(a)To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the board of directors that Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case, if required by applicable law, (A) by a majority vote of a quorum of the members of the Company’s Board of Directors not at the time party to the Proceeding, (B) if a quorum pursuant to clause (A) of this subsection cannot be obtained, by a majority vote of a committee duly designated by the Company’s Board of Directors consisting solely of two or more directors not at the time parties to the Proceeding; provided, however, that directors who are not parties to the Proceeding may participate in the designation of the committee, (C) by special legal counsel (selected by the Company’s Board of Directors or its committee in the manner described in clauses (A) or (B) of this subsection or, if a quorum of the Company’s Board of Directors cannot be obtained under clause (A) of this subsection and a committee cannot be designated under clause (B) of this subsection, the special legal counsel shall be selected by majority vote of the full Board of Directors) in a written opinion to the Company’s Board of Directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Company’s Board of Directors, by the stockholders of the Company. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.
11.Enforcement. Indemnitee may enforce any right to indemnification or advances granted by this Agreement to Indemnitee in any court of competent jurisdiction if (a) the Company denies the claim for indemnification or advances, in whole or in part, or (b) the Company does not dispose of the claim within 60 days of a written request for indemnification or advances. Indemnitee, in the enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 8 above, if Indemnitee has tendered to the Company the required affirmation and undertaking) that Indemnitee is not entitled to indemnification under this Agreement, but the burden of proving this defense shall be on the Company. Neither a failure of the Company (including its Board of Directors or its shareholders) to make a determination prior to the commencement of the enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its shareholders) that indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. The termination of any Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equiv-alent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.
12.Partial Indemnification; No Duplication of Payments. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or part of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount, the Company shall indemnify Indemnitee for the portion of the Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Articles of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.
13.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and

(ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.
14.Nonexclusivity and Continuity of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office. To the extent that a change in Oregon law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s articles of incorporation and bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee ceases to be a director or executive officer of the Company or any subsidiary of the Company, or ceases to serve at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.
15.Severability. If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law.
16.Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies. The Company will not procure coverage for any person that contractually provides more favorable coverage terms than those extended to Indemnitee under such policy or policies.
17.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to insurance policies maintained by the Company or its Board of Directors, as such. Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
18.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver, unless expressly stated in any waiver.
19.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom the notice or other communication shall have been directed or (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(i)If to Indemnitee, at the address indicated on the signature page of this Agreement.
(ii)If to the Company, to:
FEI Company
5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124
Attn: Chief Executive Officer
or to any other address as may have been furnished to Indemnitee by the Company.
20.Counterparts. The parties may execute this Agreement in two counterparts, each of which shall constitute the original.

21.Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the state of Oregon, exclusive of choice of law provisions.
22.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives (each of the foregoing, a Successor). The Company shall require and cause any Successor to the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.
FEI Company        INDEMNITEE
By: ________________________________        _________________________________
(Signature)
Title: _____________________________
_____________________________________
(Print name)
_____________________________________
_____________________________________
(Address)